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 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2005

 Rockwood Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)
(609) 514-0300 Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws

        The Company filed its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on August 22, 2005, which became effective today. The Amended and Restated Certificate of Incorporation was duly approved and adopted by the Company's board of directors and stockholders on July 29, 2005. The Company's Amended and Restated Bylaws were approved and adopted by the board of directors and stockholders on July 29, 2005 and became effective today.

        Provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws include:

        Classified Board of Directors: The Company's amended and restated certificate of incorporation provides that its board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. The members of each class serve for a three-year term. As a result, approximately one-third of the Company's board of directors will be elected each year.

        Removal of Directors, Vacancies: The Company's amended and restated certificate of incorporation and its amended and restated bylaws provide that directors may be removed only for cause and only upon the affirmative vote of holders of at least a majority in voting power of all of the Company's shares that are entitled to vote generally in the election of directors, voting as a single class; provided, however, if at any time Kohlberg Kravis Roberts & Co. L.P. ("KKR") and DLJ Merchant Banking Partners III, L.P. ("DLJMB") no longer beneficially own at least a majority in voting power of all shares entitled to vote in the election of directors, then, any director may be removed only for cause by the affirmative vote of at least 80% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the Company's amended and restated certificate of incorporation and its amended and restated bylaws provide that any vacancies on its board of directors will be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum.

        No Stockholder Action by Written Consent: The Company's amended and restated certificate of incorporation precludes stockholder action by written consent after the date on which KKR and DLJMB cease to beneficially own, in the aggregate, a majority of the voting power of all outstanding shares of its stock entitled to vote generally in the election of directors.

        Calling of Special Meetings of Stockholders: The Company's amended and restated bylaws provide that special meetings of its stockholders may be called only by its board of directors, its chief executive officer or the chairman of its board of directors.

        Advance Notice Requirements for Stockholder Proposals and Director Nominations: The Company's amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or nominate candidates for election as directors must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a stockholder's notice must be received at its principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the previous year's annual meeting. The Company's amended and restated bylaws also specify requirements as to the form and content of a stockholder's notice.

        Supermajority Provisions: The Company's amended and restated certificate of incorporation provides that the amended and restated bylaws may be amended only by a vote of at least 80% of the voting power of all of the outstanding shares of its stock entitled to vote in the election of directors, voting together as a single class. In addition, a vote of at least 80% of the voting power of all of the outstanding shares of the Company's stock entitled to vote in the election of directors, voting as a single class, is required to amend certain provisions of its certificate of incorporation relating to actions by stockholders by written consent, board membership, limited liability of directors and indemnification

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of directors, officers, employees and agents, and amendment of the Company's certificate of incorporation.

Item 9.01    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)
The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description
3(i)	Amended and Restated Certificate of Incorporation
3(ii)	Amended and Restated Bylaws

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwood Holdings, Inc. (Registrant)
Date	August 22, 2005	/s/ Michael W. Valente (Signature)*
Michael W. Valente Assistant Secretary

*
Print name and title of the signing officer under his signature.

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SIGNATURES